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                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Antigenics Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-40440, 333-40442, 333-50434, 333-69580, and 333-106072)
and on Form S-3 (File Nos. 333-118171, 333-104832 and 333-69582) of Antigenics
Inc. of our reports dated March 29, 2005, with respect to the consolidated balance sheets of Antigenics Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Antigenics Inc.


                                             /s/ KPMG LLP


Princeton, New Jersey
March 29, 2005